United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):

May 28, 2013
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
Merger Agreement
On May 28, 2013, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), and Lion Merger Sub, Inc., a Delaware corporation and a subsidiary of FNF (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lender Processing Services, Inc., a Delaware corporation (“LPS”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into LPS (the “Merger”), with LPS surviving as a subsidiary of FNF.
Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of the respective parties, at the effective time of the Merger, each share of common stock, par value $0.0001 per share of LPS (“LPS Common Stock”) issued and outstanding as of immediately prior to the effective time of the Merger (other than (i) shares owned by the Company, its subsidiaries, FNF or Merger Subsidiary and (ii) shares in respect of which appraisal rights have been properly exercised and perfected under Delaware law) will be converted into the right to receive (i) $16.625 in cash, as the same may be increased pursuant to the Merger Agreement (the “Cash Consideration”), and (ii) a fraction of a share of Class A common stock, par value $0.0001 per share, of FNF (“FNF Common Stock”) equal to the exchange ratio, as it may be adjusted pursuant to the Merger Agreement (such exchange ratio, the “Exchange Ratio” and such consideration the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).
The Exchange Ratio is subject to adjustment in certain circumstances. Specifically, if the average of the volume weighted averages of the trading prices of FNF Common Stock during the ten trading day period ending on the third trading day prior to the closing of the Merger (the “Average FNF Stock Price”) is:
(i) greater than $24.215, the Exchange Ratio will be 0.65224;

(ii) between $20.000 and $24.215, the Exchange Ratio will adjust so that the value of the Stock Consideration is fixed (based on the Average FNF Stock Price) at $15.794 per share of LPS Common Stock; and

(iii) less than $20.000, the Exchange Ratio will be 0.7897.

In the event that FNF is able to raise (or obtain firm commitments with respect to) additional financing or otherwise has sufficient cash on hand following entry into the Merger Agreement, FNF can, prior to mailing the joint proxy statement/prospectus in connection with the Merger, elect to alter the consideration mix by increasing the Cash Consideration by up to $16.625 per share of LPS Common Stock with a corresponding decrease in the Stock Consideration as provided under the terms of the Merger Agreement. If FNF elects to increase the Cash Consideration and decrease the Stock Consideration, the Exchange Ratio is adjusted to reflect the new consideration mix. However, if FNF elects to increase the Cash Consideration and the Average FNF Stock Price is greater than $26.763, then the Exchange Ratio will be increased to reflect the increased value that would have been received at the closing of the Merger without any change in the mix of consideration.
Consummation of the Merger is subject to the satisfaction or waiver of customary conditions, including, among other things, (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of LPS Common Stock entitled to vote on the Merger (the “LPS Stockholder Approval”), (ii) to the extent required under the terms of the Merger Agreement, the approval of the issuance of shares of FNF Common Stock in connection with the Merger (the “FNF Share Issuance”) by the holders of a majority of the shares of FNF Common Stock represented at a meeting of FNF stockholders, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the consent or approval by certain state regulatory entities, (v) the absence of any injunction or applicable law prohibiting consummation of the Merger, (vi) to the extent shares of FNF Common Stock will be issued in the Merger, the Registration Statement on Form S-4 filed with respect to the Merger and the FNF Share Issuance having been declared effective by the Securities and Exchange Commission (the “SEC”), (vii) to the extent shares of FNF Common Stock will be issued in the Merger, such shares having been approved for listing on the New York Stock Exchange, (viii) the accuracy of the representations and warranties made by LPS, FNF and Merger Sub (subject to materiality qualifiers), including the absence of any change, effect, event, occurrence, circumstance or state of facts, from March 31, 2013 to the effective time of the Merger, that has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) with respect to LPS or a FNF Material Adverse Effect (as defined in the Merger Agreement) with respect to FNF and (ix) the performance, in all material respects, by each of LPS, FNF and Merger Sub of all of its obligations under the Merger Agreement.

The Merger Agreement contains customary representations and warranties made by LPS, FNF and Merger Sub. The Merger Agreement also contains customary covenants, including covenants providing for each of the parties: (i) to use reasonable best efforts to cause the transaction to be consummated, and (ii) to call and hold a special stockholders' meeting and recommend the adoption of the Merger Agreement, in the case of LPS, and the FNF Share Issuance, in the case of FNF, to the extent required under the terms of the Merger Agreement. In addition, each of LPS and FNF has agreed (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to take certain actions prior to the closing of the Merger without the prior consent of the other party.

During the period beginning on the date of the Merger Agreement and continuing through 5:00 p.m., New York City time, on July 7, 2013 (the “Go-Shop Period”), LPS may initiate, solicit and encourage, whether publicly or otherwise, any alternative acquisition proposals from third parties and provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. After the end of the Go-Shop Period, LPS will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that LPS may continue to engage in the aforementioned activities with any third parties that contacted LPS and made a bona fide alternative acquisition proposal during the Go-Shop Period that the Board of Directors of LPS has determined constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) (each, an “Excluded Party”).

The Merger Agreement contains certain termination rights for LPS and FNF. Among other things, LPS can terminate the Merger Agreement if the Average FNF Stock Price is less than $20.00 at the time when all other closing conditions are satisfied. Upon termination of the Merger Agreement under specified circumstances, LPS will be required to pay FNF a termination fee. If the termination fee becomes payable as a result of LPS terminating the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a Superior Proposal that is made by an Excluded Party and entered into prior to July 19, 2013, the amount of the termination fee will be $37 million. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $74 million. The Merger Agreement also provides that FNF will be required to pay LPS a reverse termination fee of $74 million in the event that LPS terminates the Merger Agreement because (i) the board of directors of FNF withdraws, modifies or fails to include its recommendation of the FNF Share Issuance in the joint proxy statement/prospectus, or (ii) FNF fails to hold a meeting of its stockholders to approve the FNF Share Issuance, to the extent required under the terms of the Merger Agreement.
FNF has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by FNF to pay the aggregate Merger Consideration and the related fees and expenses. Funds affiliated with Thomas H. Lee Partners, L.P. have committed to purchase common equity interests in a subsidiary of Parent amounting up to $430 million in the aggregate on the terms and subject to the conditions set forth in an equity commitment letter dated May 28, 2013.
    FNF entered into a debt commitment letter (the “Debt Commitment Letter”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Bank of America, N.A. (“BofA”), J.P. Morgan Securities LLC (“JPMS”) and JPMorgan Chase Bank, N.A. (“JPMCB” and together with MLPFS, BofA and JPMS, the “Commitment Parties”) on May 28, 2013, pursuant to which the Commitment Parties have committed to provide a $1.0 billion 364-day senior unsecured bridge term loan facility (the “Bridge Facility”) and an $800 million replacement revolver facility to refinance FNF's existing senior unsecured revolving facility (the “Replacement Revolving Facility” and together with the Bridge Facility, the “Facilities”). The Facilities are intended to be used to finance a portion of the Merger Consideration and related fees and expenses to the extent that FNF does not finance such consideration through (a) available cash on hand and/or (b) the issuance of unsecured debt and equity securities or other debt financing at or prior to the closing of the Merger. The commitment to provide the Facilities is subject to certain conditions, including the negotiation of definitive documentation and other customary closing conditions. The funding under the Facilities is not a condition to the obligations of FNF under the terms of the Merger Agreement. FNF will pay customary fees and expenses in connection with obtaining the Facilities and has agreed to indemnify the lenders if certain losses are incurred by the lenders in connection therewith.
The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference.  The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about FNF, LPS or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates.  The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of FNF, LPS or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in FNF's public disclosures.

Item 8.01. Other Events.

On May 28, 2013, LPS and FNF issued a joint press release in connection with the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto.

On May 28, 2013, FNF prepared a presentation in connection with the Merger. A copy of the presentation is furnished as Exhibit 99.2 hereto.

Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 28, 2013, by and among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (schedules omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Joint Press Release issued by LPS and FNF, dated May 28, 2013.
99.2	Investor Presentation, dated May 28, 2013.

Important Information Will be Filed with the SEC
FNF plans to file with the SEC a Registration Statement on Form S‑4 in connection with the transaction. FNF and LPS plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about FNF, the Company, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the JOINT Proxy Statement/Prospectus carefully when they are available.
Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by FNF and LPS through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the investor relations department of FNF or LPS at the following:

FNF                        LPS
601 Riverside Avenue                601 Riverside Avenue
Jacksonville, FL 32204                Jacksonville, FL 32204
Attention: Investor Relations            Attention: Investor Relations            904-854-8100                    904-854-5100                    dkmurphy@fnf.com                Michelle.Kersch@lpsvcs.com

FNF and LPS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the directors and executive officers of FNF is contained in FNF's Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 12, 2013, which are filed with the SEC. Information regarding LPS's directors and executive officers is contained in LPS's Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 9, 2013, which are filed with the SEC. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on FNF or LPS management's beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. FNF and LPS undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and stockholder approval and the satisfaction of other conditions to the consummation of the proposed transaction; the ability of FNF to successfully integrate LPS's operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; FNF's dependence on distributions from its title insurance underwriters as a main source of cash flow; significant competition that FNF and LPS face; compliance with extensive government regulation; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's and LPS' Form 10-K and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	May 28, 2013	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 28, 2013, by and among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (schedules omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Joint Press Release issued by LPS and FNF, dated May 28, 2013.
99.2	Investor Presentation, dated May 28, 2013.